                          SERVICING CERTIFICATE                           Page 5

MLCC Mortgage Investors, Inc.                                              Current Collection Period:        17-Nov-96 to 16-Dec-96
ML Revolving Home Equity Loan Asset Backed Certificates, Series 1996-1          P & S Agreement Date:                     01-Apr-96

                                         Current pass-through rates:

Investor Certificates, Series 1996-1     LIBOR + 0.23%   5.60500%              Original Closing Date:                     25-Nov-96
                                                                                   Distribution Date:                     26-Dec-96

Note: A Rapid Amortization Event has not occurred since the prior Distribution Date.

                                  31   <- Accrual Days                  Investor Floating Allocation Percentage           89.249168%
   LIBOR         5.37500%    8.98622%  <- Net Loan Rate                 Investor Fixed Allocation Percentage              98.000000%
   WAC           9.48622%    8.88622%  <- Alternate Certificate Rate

  =============================================================================================================================
 1       Beginning Pool Balance                                                   (P&S 4.01xx, 5.03xii)         317,522,856.57
 2       Beginning Pool Factor                                                                                      109.293834%
  -----------------------------------------------------------------------------------------------------------------------------
 3       Beginning Invested Amount                                                (P&S 4.01xxi)                 283,386,507.26
 4       Beginning Seller Interest                                                                               34,136,349.31
 5       Beginning Certificate Principal (INSURED AMOUNT)                         (P&S 4.01xxix)                283,386,507.26
 6       Beginning Overcollateralization Amount                                                                           0.00
  -----------------------------------------------------------------------------------------------------------------------------
 7       Minimum Seller Interest                                                                                  5,811,204.77
 8       Required Amount                                                          (P&S  4.01xxii, 5.03x)          5,810,444.10
 9       Seller Subordinated Amount                                               (P&S 4.01xxiii, 5.03xi)         5,810,444.10
  -----------------------------------------------------------------------------------------------------------------------------
         Collection Amounts
  -----------------------------------------------------------------------------------------------------------------------------
10       Aggregate of all Trust Interest Collections                              (P&S 4.01i)                     1,941,645.72
11       Aggregate of all Trust Principal Collections                             (P&S 4.01ii)                   20,524,478.77
12       Aggregate of any Trust Insurance Proceeds                                (P&S 4.01iii)                           0.00
13       Aggregate of any Net Trust Liquidation Proceeds                          (P&S 4.01iv)                            0.00
14       Aggregate of Transfer Deposits                                           (P&S 4.01v)                             0.00
15       Monthly Advance For Such Distribution Date                               (P&S 4.01vi, 5.03xv)              382,916.15
16 i.    Available Distribution Amount (10+11+12+13+14+15)                        (P&S 4.01vii)                  22,849,040.64
   ii.   Distribution to Trustee                                                                                  5,594,345.32
17       Monthly Advance Reimbursement Amount                                     (P&S 4.01viii)                          0.00
18       Investor Loss Amount                                                     (P&S 4.01xviii)                         0.00
19       Current Investor Loss Distribution Amount                                                                        0.00
20       Current Month Additional Balances                                        (P&S 4.01xxvii)                17,254,695.32
21       Available Excess Interest (10-15-24i-25ii-26ii)                                                            682,476.55
22       Liquidation Loss Amounts                                                                                         0.00
23       Aggregate of Liquidation Loss & Investor Loss Amounts (22+18)            (P&S 4.01xviii)                         0.00
  -----------------------------------------------------------------------------------------------------------------------------
         Distribution Amounts
  -----------------------------------------------------------------------------------------------------------------------------
24 i.    Total Amount to Certificate Insurer                                                                         24,402.73
   ii.   Monthly Insurance Premium                                                                                   24,402.73
   iii.  Reimbursement Amount                                                     (P&S 4.01xxx)                           0.00

25 i.    Investor Certificate Distribution Amount (25v+25x)                       (P&S 5.03i)                     4,637,556.30
   ii.   Certificate Formula Interest                                             (P&S 4.01xi)                    1,367,772.85
   iii.  Certificate Interest Collections                                         (P&S 4.01x)                     2,074,652.13
   iv.   Unpaid Certificate Interest Shortfall Included in 25i                    (P&S 4.01xiii)                          0.00
   v.    Total Certificate Distribution Allocable to Interest (25ii+25iv)                                         1,367,772.85
   vi.   Maximum Principal Payment                                                (P&S 4.01xvii)                 20,113,989.19
   vii.  Alternative Principal Payment                                            (P&S 4.01xvii)                  3,269,783.45
   viii. Scheduled Principal Collections Payment                                  (P&S 4.01xvii)                  3,269,783.45
   ix.   Accelerated Principal Distribution Amount                                (P&S 4.01xvi)                           0.00
   x.    Total Certificate Distribution Allocable to Principal (19+25viii+25ix)                                   3,269,783.45

26 i.    Seller Distribution Amount                                                                                 932,386.29
   ii.   Seller Interest Collections (10-15-19-25iii)                             (P&S 4.01xv)                      249,909.74
   iii.  Residual Amount included in 26i                                          (P&S 4.01xxxi)                    682,476.55
   iv.   Seller Principal Collections (11-25viii)                                 (P&S 4.01xv)                            0.00

  -----------------------------------------------------------------------------------------------------------------------------
27       Unpaid Certificate Interest Shortfall Due (From Previous Distributions)  (P&S 4.01xii)                           0.00
28       Investor Loss Reduction Amount (From Previous Distributions)             (P&S 4.01xix)                           0.00
29       Liquidation Loss Amounts (From Previous Distributions)                   (P&S 4.01 xxxvi)                           0
30       Cumulative Number of all Retransferred Mortgage Loans (From Previous
         Distributions)                                                           (P&S 4.01xxxvii, 5.03xx)                   0
31       Cumulative Retransferred Mortgage Loan Trust Balances (From Previous
         Distributions)                                                           (P&S 4.01xxxvii, 5.03xx)                0.00

  -----------------------------------------------------------------------------------------------------------------------------
32       Unpaid Certificate Interest Shortfall (Carryover)                        (P&S 4.01xiv)                           0.00
33       Number of all Retransferred Mortgage Loans (Current Retransfer Date)     (P&S 4.01xxxvii, 5.03xx)                   0
34       Retransferred Mortgage Loan Trust Balances (Current Retransfer Date)     (P&S 4.01xxxvii, 5.03xx)                0.00

  -----------------------------------------------------------------------------------------------------------------------------
35       Ending Pool Balance                                                      (P&S 5.03xii)                 314,253,073.12
36       Ending Pool Factor                                                       (P&S 4.01xxv, 5.03ix)             108.168349%
  -----------------------------------------------------------------------------------------------------------------------------
37       Ending Invested Amount                                                                                 280,116,723.81
38       Ending Seller Interest                                                   (P&S 4.01xxvi)                 34,136,349.31
39       Ending Certificate Principal Balance (INSURED AMOUNT)                    (P&S 4.01xxv, 4.01xxix)       280,116,723.81
40       Ending Overcollateralization Amount                                      (P&S 4.01xxiv, 5.03xiii)                0.00
  =============================================================================================================================

                     STATEMENT TO CERTIFICATEHOLDERS                     Page 6

MLCC Mortgage Investors, Inc.                                              Current Collection Period:        17-Nov-96 to 16-Dec-96
ML Revolving Home Equity Loan Asset Backed Certificates, Series 1996-1     P & S Agreement Date:                          01-Apr-96

                                         Current pass-through rates:

Investor Certificates, Series 1996-1     LIBOR + 0.23%   5.60500%          Original Closing Date:                         25-Nov-96
                                                                           Distribution Date:                             26-Dec-96

Note: A Rapid Amortization Event has not occured since the prior Distribution Date.

                                  31   <- Accrual Days                  Investor Floating Allocation Percentage           89.249168%
   LIBOR         5.37500%    8.98622%  <- Net Loan Rate                 Investor Fixed Allocation Percentage              98.000000%
   WAC           9.48622%    8.88622%  <- Alternate Certificate Rate

  =============================================================================================================================
   Distribution to Holders of Certificates (per Certificate with a $1,000 denomination)

41 i.    Total Certificate Distribution Amount Allocable to Interest              (P&S 5.03ii)                        4.804074
   ii.   Unpaid Certificate Interest Shortfall Included in Current Distribution   (P&S 5.03iii)                       0.000000
   iii.  Unpaid Certificate Interest Shortfall Remaining after Current
         Distribution (Carryover)                                                 (P&S 5.03iv)                        0.000000

42 i.    Total Certificate Distribution Allocable to Principal                    (P&S 5.03v)                        11.484570
   ii.   Scheduled Principal Collections Payment                                  (P&S 5.03v)                        11.484570
   iii.  Accelerated Principal Distribution Amount                                (P&S 5.03v)                         0.000000

43 i.    Reimbursed Investor Loss Reduction Amounts Included in Current
         Distribution                                                             (P&S 5.03vi)                        0.000000
   ii.   Investor Loss Reduction Amounts after Current Distribution (Carryover)   (P&S 5.03vii)                       0.000000

44       Servicing Fee                                                            (P&S 5.03xiv)                     130,488.85
45       Cumulative Monthly Advance by Servicer                                                                   1,675,155.81
46       Amount of Insured Payments by the Certificate Insurer                    (P&S 5.03xix)                           0.00

47 i.    Number of Mortgage Loans 31 to 60 days delinquent                        (P&S 4.01xxxii, 5.03xvi)                  46
   ii.   Aggregate Principal Balances of Mortgage Loans 31 to 60 days delinquent  (P&S 4.01xxxii, 5.03xvi)        3,836,641.54
48 i.    Number of Mortgage Loans 61 to 90 days delinquent                        (P&S 4.01xxxii, 5.03xvi)                  13
   ii.   Aggregate Principal Balances of Mortgage Loans 61 to 90 days delinquent  (P&S 4.01xxxii, 5.03xvi)          851,975.03
49 i.    Number of Mortgage Loans 91 or more days delinquent                      (P&S 4.01xxxii, 5.03xvi)                  13
   ii.   Aggregate Principal Balances of Mortgage Loans 91 or more days
         delinquent                                                               (P&S 4.01xxxii, 5.03xvi)          581,566.44
50 i.    Number of Mortgage Loans in Foreclosure                                  (P&S 4.01xxxiii, 5.03xvii)                 0
   ii.   Aggregate Principal Balances of Mortgage Loans in Foreclosure            (P&S 4.01xxxiii, 5.03xvii)              0.00

51       Book Value of Real Estate Acquired Through Foreclosure or Grant of a
         Deed                                                                     (P&S 4.01xxxiv, 5.03xviii)              0.00
52       The Aggregate Trust Balances of any Liquidated Loans in the Current
         Month                                                                    (P&S 4.01xxxv)                          0.00
  =============================================================================================================================